UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 11, 2005

JONES APPAREL GROUP, INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)
250 Rittenhouse Circle Bristol, PA 19007 (Address of principal executive offices)
(215) 785-4000 (Registrant's telephone number, including area code)
Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities.

    On July 11, 2005, Jones Apparel Group, Inc. ("Jones") announced that it had completed a comprehensive review of its denim manufacturing operations located in Mexico.  The primary action plan arising from this review will result in closing the laundry, assembly and distribution operations located in San Luis, Mexico.  All manufacturing will be consolidated into existing operations in Durango and Torreon, Mexico.  The closure is anticipated to be substantially completed by the end of September 2005.  Approximately 3,500 employees will be affected by the closure. Jones is undertaking a number of measures to assist affected employees, including severance and benefits packages.

      In late 2003, Jones began to evaluate the need to broaden global sourcing capabilities to respond to the competitive pricing and global sourcing capabilities of its denim competitors, as the favorable production costs from non-duty/non-quota countries and the breadth of fabric options from Asia began to outweigh the benefits of Mexico's quick turn and superior laundry capabilities.  The decision to expand global sourcing, combined with lower projected shipping levels of denim products for 2005, led Jones to begin a comprehensive review of its denim manufacturing during the fourth quarter of 2004.  The result of this review was the development of a plan of reorganization of its Mexican operations to reduce costs associated with excess capacity.

    In connection with the closure of the San Luis operations, Jones will incur approximately $14.0 million of pre-tax restructuring costs in its third quarter as prescribed by Statement of Financial Accounting Standards No. 146 "Accounting for Costs Associated with Exit or Disposal Activities."  The costs expected to be incurred, which will be recorded in the wholesale moderate apparel segment, are as follows:

Type of Cost	Expected Costs (in millions)
Non-cash items:
Writeoff of leasehold improvements	$ 2.9
Writeoff of machinery and equipment	3.9

Total non-cash items	6.8

Cash items:
Severance and associated employee benefits	3.2
Lease obligations	3.5
Movement of inventory and equipment	0.2
Professional fees and miscellaneous expenses	0.3

Total cash items	7.2

Total expected costs	$ 14.0

A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of the Registrant dated July 11, 2005.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES APPAREL GROUP, INC. (Registrant) By: /s/ Wesley R. Card Wesley R. Card Chief Operating and Financial Officer

 Date: July 11, 2005

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Registrant dated July 11, 2005.

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